Registration No. 333-78053

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM S-8
(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORBIT/FR, Inc.
(Exact name of registrant as specified in its charter)
Delaware	23-2874370
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

506 Prudential Road, Horsham, Pennsylvania 19044
(Address of principal executive offices and zip code)

ORBIT/FR, Inc.
1997 Equity Incentive Plan
(Full title of Plan)

Relland Winand
Chief Financial Officer
Orbit/FR, Inc.
506 Prudential Road
Horsham, Pennsylvania 19044
(Name and Address of agent for service)

(864) 886-0206
(Telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer☐	(Do not check if a smaller reporting company) Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed pursuant to the undertaking in Item 9(a)(3) of the original Registration Statement for the purpose of removing from registration the remaining shares originally registered under the Securities Act of 1933 in this Registration Statement No. 333-78053 for issuance pursuant to the Orbit/FR 1997 Equity Incentive Plan (the “Plan”), as well as the indeterminate number of shares originally registered for issuance under the Securities Act of 1933 to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares issued pursuant to the terms of the Plan. No further equity awards may be issued pursuant to the Plan, all equity awards issued thereunder have been exercised, forfeited or expired, and the offering has, therefore, terminated.

TERMINATION OF REGISTRATION

Based on the foregoing Explanatory Note, Orbit/FR, Inc. is filing this Post-Effective Amendment No. 1 to Form S-8 to deregister the shares of common stock that remained available for issuance under the Plan but have not been yet issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, April 4, 2013.

ORBIT/FR, Inc.

By:	s/Relland Winand
Chief Financial Officer